                               Tango Incorporated
                         2003 EMPLOYEE STOCK OPTION PLAN
              (ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 26, 2003)

                                    ARTICLE I

                                  GENERAL TERMS

1.1 PURPOSE OF PLAN; TERM

     (a) ADOPTION. On JUNE 26, 2003, the Board of Directors (the "Board") of
Tango Incorporated, a Florida corporation (the "Company"), adopted this stock option plan to be known as the Tango Incorporated
Employee Stock Option
Plan (the "Plan").

     (b) DEFINED TERMS. All initially capitalized terms used in the Plan shall have the meanings set forth in Article IV hereto.

     (c) GENERAL PROPOSE. The purpose of the Grant Program is to further the interests of the Company and its stockholders by attracting and retaining employees of the Company (or Parent or Subsidiary Corporations) and encouraging employees to acquire shares of the Company's Stock, thereby acquiring a proprietary interest is its business and an increased personal interest in its continued success and progress. Such purpose shall be, accomplished by providing for the granting of options ("Options") to acquire the Company's Stock.

     (d) CHARACTER OF OPTIONS. Options granted under this Plan to employees of the Company (or Parent or Subsidiary Corporations) that are intended to qualify as "incentive stock options" as defined in Code Section 422 ("Incentive Stock
Options") will be specified in the applicable stock option agreement. All other
Options granted under this Plan will be nonqualified options.

     (e) RULE 16b-3 PLAN. With respect to persons subject to Section 16 of the
Securities Exchange Act of 1934, as amended ("1934 Act"), the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) ("Rule 16b-3") promulgated under the
1934 Act. In such instance, to the extent any provision of the Plan or action by a Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by such Plan Administrator. In addition, the Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the stockholders of the Company.

     (f) DURATION OF PLAN. The term of the Plan shall be 10 years commencing on the date of adoption of the Plan by the Board as specified in Section 1.l(a)
hereof. No Option shall be granted under the Plan unless granted within 10 years of the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

1.2 STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

     (a) DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. The stock subject to the provisions of the Plan and issuable upon exercise of Options granted under the Plan is shares of the Company's Common Stock, $.001 par value per share (the
"Stock"), which may be either un-issued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 3.1 hereof,the aggregate number of shares of Stock covered by the Plan and issuable hereunder shall be up to 10,000,000 shares of Stock.
The Board intends to limit the number of shares issued to ten percent of the total outstanding shares at any time but shall increase that limit if so permissible and if the Board deems it to be in the best
interest of the Company.

     (b) CALCULATION OF AVAILABLE SHARES. For purposes of calculating the maximum number of shares of Stock, which may be issued under the Plan, the shares issued (including the shares, if any, withheld for tax withholding requirements) upon exercise of an Option shall be counted.

     (c) RESTORATION OF UNPURCHASED SHARES. If an Option expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares of Stock subject to, but not issued under, such Option shall, without further action by or on behalf of the Company, again be available under the Plan.

1.3 APPROVAL; AMENDMENTS

     (a) APPROVAL BY STOCKHOLDERS. The Plan shall be submitted to the stockholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of the Plan by the Board.
Stockholder approval shall be evidenced by the affirmative vote by the holders of a majority of the shares of the Company's Stock, present in person or by proxy and voting at the meeting. The date such stockholder approval has been obtained shall be referred to herein as the "Effective Date."

     (b) COMMENCEMENT OF PROGRAMS. The Grant Program Shall commence immediately.

     (c) AMENDMENTS TO PLAN. The Board may, without action on the part of the
Company's stockholders, make such amendments to, changes in and additions to the
Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided, however, that the Board may not, without the consent of the applicable Optionholder, take any action which disqualifies any
Option previously granted under the Plan for treatment as an Incentive Stock
Option or which adversely affects or impairs the rights of the Optionholder of any Option outstanding under the Plan, and further provided that, except as provided in Article III hereof, the Board may not, without the approval of the
Company's stockholders, (i) increase the aggregate number of shares of Stock subject to the Plan, (ii) reduce the Exercise Price at which Options may be granted or the Exercise Price at which any outstanding Option may be exercised,
(iii) extend the term of the Plan, (iv) change the class of persons eligible to receive Options under the Plan, or (v) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, Options may be granted under this Plan to purchase shares of Stock in excess of the number of shares then available for issuance under the Plan if (A) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the
Board prior to a initial grant of any such Option and within one year thereafter such amendment is approved by the Company's stockholders, and (B) each such
Option granted is not to become exercisable or vested, in whole or in part, at any time prior to the obtaining of such stockholder approval.

                                                ARTICLE II

                                  GRANT PROGRAM

2.1 PARTICIPANTS; ADMINISTRATION

     (a) ELIGIBILITY AND PARTICIPATION. Options may be granted only to persons
("Eligible Persons") who, at the time of grant, are employees of the Company (or
Parent or Subsidiary Corporations); provided, however, the maximum number of shares of Stock with respect to which Options may be granted to any employee during the term of the Plan shall not exceed 50 percent of the shares of Stock covered by and is issuable under the Plan as specified in Section 1.2(a) hereof.
A Plan Administrator shall have full authority to determine which Eligible
Persons in its administered group are to receive Option grants under the Plan, the number of shares to be covered by each such grant, whether or not the granted Option is to be an Incentive Stock Option, the time or times at which each such Option is to become exercisable, and the maximum term for which the
Option is to be outstanding.

     (b) GENERAL ADMINISTRATION. The power to administer the Grant Program shall be vested with the Board or a committee designated by the Board. The Board may appoint a Senior Committee ("Senior Committee"), which may, at the discretion of the Board, be constituted so as to comply wish the applicable requirements of
Rule 16b-3 and Code Section 162(m), and the Board may delegate to such Senior
Committee the power to administer the Grant Program with respect to Eligible
Persons who are Affiliates and/or non-Affiliates. The Board may also appoint an
Employee Committee ("Employee Committee") of two or more persons who are members of the Board and delegate to such Employee Committee the power to administer the
Grant Program with respect to Eligible Persons that are not Affiliates for purposes of this Plan, the term "Affiliates" shall mean all "officers" (as that term is defined in Rule 16a-1(f) promulgated under the 1934 Act), all "covered persons" (as that term is defined in Code Section 162(m)), directors of the
Company, and all persons who own 10 percent or more of the Company's issued and outstanding equity securities.

     (c) PLAN ADMINISTRATORS. The Board, the Senior Committee, the Employee
Committee, and/or any other committee allowed hereunder, whichever is applicable, shall be each referred to herein as a "Plan Administrator." Each
Plan Administrator shall have the authority and discretion, with respect to its administered group, to select which Eligible Persons shall participate in the
Grant Program, to grant Options under the Grant Program, to establish such rules and regulations as they may deem appropriate with respect to the proper administration of the Grant Program and to make such determinations under, and issue such interpretations of, the Grant Program and any outstanding Option as they may deem necessary or advisable. Unless otherwise required by law or specified by the Board with respect to any committee, decisions among the members of a Plan Administrator shall be by majority vote. Decisions of a Plan
Administrator shall be final and binding on all parties who have an interest in the Grant Program or any outstanding Option. The Senior Committee, the Employee committee and/or any other committee allowed hereunder, in their respective sole discretion, may make specific grants of Options conditioned on approval of a
Board.

     The Board may establish an additional committee or committees of persons who are members of the Board and delegate to such other committee or committees the power to administer all or a portion of the Grant program with respect to all or a portion of the Eligible Persons. Members of the Senior Committee,
Employee Committee, or any other committee allowed hereunder shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may, at any time, terminate all or a portion of the functions of the Senior Committee, the Employee Committee, or any other committee allowed hereunder and reassume all or a portion of powers and authority previously delegated to such committee.

     (d) GUIDELINES FOR PARTICIPATION. In designating and selecting Eligible
Persons for participation in the Grant Program, a Plan Administrator shall consult with and give consideration to the recommendations and criticisms submitted by appropriate managerial and executive officers of the Company. A
Plan Administrator also shall take into account the duties and responsibilities of the Eligible Persons, their past, present and potential contributions to the success of the Company and such other factors as a Plan Administrator shall deem relevant in connection with accomplishing the purpose of the Plan.

     (e) The Plan Administrators, in addition to any other powers granted it hereunder, shall have the power, subject to the express provisions of the Plan:

     (1) To determine the provisions of the respective Options other than those provisions expressly stated or limited herein, which terms and provisions may be set forth in Option agreements:

     (2) Without limiting the generality of the foregoing, to provide in Option agreements, in its discretion:

     (a) For an agreement by the Optionholder to render services to the
Corporation upon such terms and conditions as shall be specified in the agreement; provided however,that no options may be granted for services rendered in connection with the raising of capital for the Company or for promotional activities rendered on behalf of the company.

     (b) For restrictions on the transfer, sale, or disposition of the stock to be issued to the Optionholder upon the exercise of his Option.

     (3) To require, whether or not provided for in the pertinent Option or
Option agreement of any person exercising an Option granted under the Plan, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment when the Board shall, in its discretion, deem necessary or advisable by reason of the securities laws of the
United States or of any State.

     (4) To amend Options previously granted and outstanding under this Plan, but no amendment to any Option agreement shall be made without the consent of the Optionholder if such amendment would adversely affect the Optionholder; and
no amendment shall be made to any Option agreement which would cause the inclusion therein of any term or provisions inconsistent with the Plan or
Section 422A of the Internal Revenue Code, as amended (if applicable).

     (5) To grant Options after the date the Plan is adopted provided the
Options granted are specifically contingent upon approval of this Plan by holders of a majority of the Corporation's outstanding common stock.

2.2 TERMS AND CONDITIONS OF OPTIONS

     (a) ALLOTMENT OF SHARES. A Plan Administrator shall determine the number of shares of Stock to be optioned from time to time and the number of shares to be optioned to any Eligible Person (the "Optioned Shares"). The grant of an Option to a person shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Options under this Plan or any other stock option plan of the Company.

     (b) EXERCISE PRICE. Upon the grant of my Option, a Plan Administrator shall specify the price ("Exercise Price") to be paid for each share of Stock upon the exercise of such Option. The Exercise Price may not be less than 100 percent of the fair market value per share of the Stock on the date the Option is granted if the Option (i) is intended to qualify as an Incentive Stock Option, and/or
(ii) is intended to qualify for the "performance-based compensation" exception to the tax deduction limits of Code Section 162(m). If the Option is intended to qualify as an Incentive Stock Option and is granted to a stockholder, who at the time the Option is granted, owns or is deemed to own stock possessing more than
10 percent of the total combined voting power of all classes of stock of the
Company) (or of any Parent or Subsidiary Corporation), the Exercise Price shall not be less than 110 percent of the fair market value per share of Stock on the date that the Option is granted. The determination of the fair market value of the Stock shall be made in accordance with the valuation provisions of Section
3.5 hereof.

     (c) INDIVIDUAL STOCK OPTION AGREEMENTS. Options granted under the Plan shall be evidenced by option agreements in such form and content as a Plan
Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 2.2. As determined by a Plan Administrator, each option agreement shall state (i) the total number of shares to which it pertains, (ii) the Exercise Price for the shares covered by the Option, (iii)
the time at which the Options vest and become exercisable, and (iv) the Option's scheduled expiration date. The option agreements may contain such other provisions or conditions as a Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan, including without limitation, covenants by the Optionholder not to compete and remedies for the Company in the event of the breach of any such covenant, and a requirement that any partial exercise of an Option be for no Less than 20% of the total number of shares originally subject to such Option.

     (d) OPTION PERIOD. No Option granted wader the Plan that is intended to be an Incentive Stock Option shall be exercisable for a period in excess of 20 years from the date of its grant (five years if the Option is granted to a stockholder who at the time the Option is granted owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary Corporation),
subject to earlier termination in the event of termination of employment, retirement or death of the Optionholder. A Option may be exercised in full or is part at any time or from time to time during the term of the Option or provide for its exercise in stated installments at stated times during the Option's term.

     (e) NO FRACTIONAL SHARES. Options shall be exercisable only for whole shares: no fractional shares will be issuable upon exercise of any Option granted under the Plan.

     (f) METHOD OF EXERCISE. In order to exercise an Option with respect to any vested Optioned Shares, an Optionholder (or in the case of an exercise after an
Optionholder's death, such Optionholder's executor, administrator, heir or legatee, as the case may be) must take the following action:

     (i) Execute and deliver to the Company a written notice of exercise signed in writing by the person exercising the Option specifying the number of shares of Stock with respect to which the Option is being exercised;

     (ii) Pay the aggregate Exercise Price in one of the alternate forms as set forth in Section 2.2(h) below; and

     (iii) Furnish appropriate documentation that the person or persons exercising the Option (if other than the Optionholder) has the right to exercise such Option. As soon as practicable after the Exercise Date, the Company shall mail or deliver to or on behalf of the Optionholder (or any other person or persons exercising this Option in accordance herewith) a certificate or certificates representing the Stock for which the Option has been exercised in accordance with the provisions of this Plan. In no event may any Option be exercised for any fractional shares.

     (g) PAYMENT OF EXERCISE PRICE. The aggregate Exercise Price shall be payable in one of the alternative forms specified below:

     (i) Full payment in cash or check made payable to the Company's order; or

     (ii) To the extent permitted by the Plan Administrator, in its sole and unrestricted discretion, full payment in shares of Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as determined in accordance with Section 3.5 hereof); or

     (iii) If a cashless exercise program has been implemented by the Board and to the extent permitted by the Plan Administrator, in its sole and unrestricted discretion, full payment through a sale and remittance procedure pursuant to which the Optionholder (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a Optioned Shares to be purchased and remitted to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the Optioned Shares to be purchased, and (B) shall concurrently provide written directives to the Company to deliver the certificates for the
Optioned Shares to be purchased directly to such brokerage firm in order to complete a sale transaction.

     (h) REPURCHASE RIGHT. The Plan Administrator may, in its sole discretion, set forth other terms and conditions upon which the Company (or its assigns)
shall have the right to repurchase shares of Stock acquired by as Optionholder pursuant to an Option. Any repurchase right of the Company shall be exercisable by the Company (or its assignees) upon such terms and conditions as the Plan
Administrator may specify in the Stock Repurchase Agreement evidencing such right. The Plan Administrator may, in its discretion, also establish as a term and condition of one or more Options granted under the Plan that the Company shall have a right of first refusal with respect to any proposed sale or other disposition by the Optionholder of any shares of Stock issued upon the exercise of such Options. Any such right of first refusal shall be exercisable by the
Company (or its assigns) in accordance with the terms and conditions set forth in the Stock Repurchase Agreement.

     (i) TERMINATION OF INCENTIVE STOCK OPTIONS

     (i) TERMINATION OF SERVICE. If any Optionholder ceases to be in Service to the Company for a reason other than death, the Optionholder's vested
Incentive Stock Options on the date of termination of such Service shall remain exercisable for no more than 90 days after the date of termination of such
Service or unfit the stated expiration date of the Optionholder's Option, whichever occurs first; provided, that (i) if Optionholder is discharged for
Cause, or (ii) if after the Service of the Optionholder is terminated, the
Optionholder commits acts detrimental to the Company's interests, then the
Incentive Stock Option shall thereafter be void for all purposes. The Company shall have "Cause" to discharge the Optionholder for (A) commission of a crime by the Optionholder or for reasons involving moral turpitude; (B) an act by the Optionholder which tends to bring the Company into disrepute; or (C)
negligent, fraudulent or willful misconduct by the Optionholder. Notwithstanding the foregoing, if any Optionholder ceases to be in Service to the Company by reason of permanent disability within the meaning of Code Section 22(e)(3) (as determined by the applicable Plan Administrator), the Optionholder shall have up to 180 days after the date of termination of Service, but in no event after a stated expiration date of the Optionholder's Incentive Stock Options, to exercise Incentive Stock Options that the Optionholder was entitled to exercise on the date the Optionholder's Service terminal as a result of such disability.

     (ii) DEATH OF OPTIONHOLDER. If an Optionholder dies while in the Company's
Service, the Optionholder's vested Incentive Stock Options as of the date of death shall remain exercisable up to one year after the date of death or until the stated expiration date of the Optionholder's Option, whichever occurs first, and may be exercised only by the person or persons
("Successors";) to whom the Optionholder's rights pass under a will or by the laws of descent and distribution. The Option may be exercised and payment of the Exercise Price made in full by the Successors only after written notice to the Company specifying the number of shares to be purchased. Such notice shall state that the Exercise Plan is being paid in full in the manner specified in Section 2.2 hereof. As soon as practicable after receipt by the
Company of such notice and payment in full of the Exercise Price, a certificate or certificates representing the Optioned Shares shall be registered in the name or names specified by the Successors in the written notice of exercise and shall be delivered to the Successors.

     (j) TERMINATION OF NONQUALIFIED OPTIONS. Any Options, which are not
Incentive Stock Options and are outstanding at the time an Optionholder dies while in Service to the Company or otherwise ceases to be in Service to the
Company, shall remain exercisable for such period of time thereafter as determined by the Plan Administrator at the time of grant and set forth in the documents evidencing such Options; provided, however, that no Option shall be exercisable after the Option's stated expiration date, and provided further, that if the Optionholder is discharged for Cause or, if after the Optionholder's
Service to the Company is terminated, the Optionholder commits acts detrimental to the Company's interests, then the Option will thereafter be void for all purposes.

     (k) OTHER PLAN PROVISIONS STILL APPLICABLE. If an Option is exercised upon the termination of Service or death of an Optionholder under this Section 2.2, the other provisions of the Plan shall still be applicable to such exercise, including the requirement that the Optionholder or his or her Successor may be required to enter into a Stock Repurchase Agreement.

     (l) DEFINITION OF "SERVICE." For purposes of this Plan, unless otherwise provided in the option agreement with the Optionholder, the Optionholder shall be deemed to be in "Service" to the Company so long as such individual renders continuous services on a periodic basis to the Company (or to any Parent or
Subsidiary Corporation) in the capacity of an employee, director, or an independent consultant or advisor. In the discretion of a Plan Administrator, an
Optionholder shall be considered to be rendering continuous services to the
Company even if the type of services change, e.g., from employee to independent consultant. The Optionholder shall be considered to be an employee for so long as such individual remains in the employ of the Company or one or more of its
Parent or Subsidiary Corporations.

     (m) TAX REIMBURSEMENT BONUS. The Plan Administrator may, with the consent of the Board, cause the Company to pay a cash bonus to an Optionholder for the purpose of paying ail or a portion of any federal, state or local tax due with respect to the grant, exercises or disposition of an Option, the disposition of shares of Stock acquired upon the exercise of as Option, and/or any payment made under this Section 2.2(m).

                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 CAPITAL ADJUSTMENTS. The aggregate number of shares of Stock subject to the Plan, the number of shares covered by outstanding Options, and the Exercise
Price stated in such Options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without the Company's receipt of consideration therefore in money, services or property.

     3.2 MERGERS, ETC. If the Company is the surviving corporation in any merger or consolidation (not including a Corporate Transaction), any Option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled prior to the merger or consolidation. Except as provided in Section 3.3 hereof, a dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate.

     3.3 CORPORATE TRANSACTION. In the event of stockholder approval of a
Corporate Transaction, the Plan Administrator shall have the discretion and authority, exercisable at any time, to provide for the automatic acceleration of one or more of the outstanding Options granted by it under the Plan. Upon the consummation of the Corporate Transaction, all Options shall, to the extent not previously exercised, terminate and cease to be outstanding.

     3.4 CHANGE IN CONTROL

     (a) GRANT PROGRAM. A Plan Administrator shall have the discretion and authority, exercisable at any time, whether before or after a Change in Control, to provide for the automatic acceleration of one or more outstanding Options granted by it under the Plan in the vent of a Change in Control. A Plan
Administrator may also impose limitations upon the automatic acceleration of such Options to the extent it deems appropriate. Any Options accelerated upon a
Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option term.

     3.5 CALCULATION OF FAIR MARKET VALUE OF STOCK. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

     (a) If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Stock on the date in question in the over-the-counter market, as such prices are report d by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

     (b) If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the
Board to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     (c) If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

     3.6 USE OF PROCEED. The proceeds received by the Company from the sale of
Stock pursuant to the exercise of Options hereunder, if any, shall be used for general corporate purposes.

     3.7 CANCELLATION OF OPTIONS. Each Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionholder, the cancellation of any or all outstanding Options granted under the Plan and to grant in substitution therefore new Options under the Plan covering the same or different numbers of shares of Stock as long as such new Options have an Exercise Price that is no less than the minimum
Exercise Price as set forth in Section 2.2(b) hereof on the new grant date.

     3.8 REGULATORY APPROVALS. The implementation of the Plan, the granting of any Option hereunder, and the issuance of Stock upon the exercise of any such
Option shall be subject to the procurement by the Company of all requisite approvals and permits.

     3.9 INDEMNIFICATION. Each and every member of a Plan Administrator, in addition to such other available rights of indemnification, shall be indemnified and held harmless by the Company, to the extent permitted under applicable law, for, from and against all costs and expenses reasonably incurred in connection with any action, suit, or other legal proceeding to which any member thereof may be a party by reason of any action taken, failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

     3.10 PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue options to acquire its Stock. To the extent permitted by applicable law, other options or awards may be
issued by the Company other than pursuant to this Plan without stockholder approval.

     3.11 COMPANY RIGHTS. The grants of Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     3.12 PRIVILEGE OF STOCK OWNERSHIP. An Optionholder shall not have any of the rights of a stockholder with respect to Optioned Shares until such individual shall have exercised the Option and paid the Exercise Price for the
Optioned Shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise and full payment for such Optioned Shares.

     3.13 ASSIGNMENT. Except as may be specifically allowed by the Plan
Administrator and set forth in the documents evidencing an Option. No Option granted under the Plan or any of the rights and privileges conferred thereby shall be assignable or transferable by an Optionholder or grantee other than by will or the laws of descent and distribution. Such Option shall be exercisable during the Optionholder's or grantee's lifetime only by the Optionholder or grantee. Notwithstanding the foregoing, no Incentive Stock Option granted under the Plan or any of the rights and privileges conferred thereby shall be assignable or transferable by an Optionholder or grantee other than by will or the laws of descent and distribution, and such Incentive Stock Option shall be exercisable during the Optionholder's or grantee's lifetime only by the
Optionholder or grantee. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the
Optionholders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

     3.14 SECURITIES RESTRICTIONS

     (a) LEGEND ON CERTIFICATES. All certificates representing shares of Stock issued upon exercise of Options granted under the Plan shall be endorsed with a legend reading as follows:

     THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED
TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN REPRESENTATIONS THAT THESE
SHARES HAVE BEEN PURCHASED SOLELY FOR INVESTMENT. THESE SHARES MAY NOT BE SOLD,
TRANSFERRED OR ASSIGNED UNLESS IN THE OPINION OF THE COMPANY AND ITS LEGAL
COUNSEL SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE
SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER.

     (b) PRIVATE OFFERING FOR INVESTMENT ONLY. The Options are and shall be made available only to a limited number of present and future employees who have knowledge of the Company's financial condition, management and its affairs. The
Plan is not intended to provide additional capital for the Company, but to encourage ownership of Stock among the Company's employees. By the act of accepting an Option, each grantee agrees (i) that any shares of Stock acquired pursuant to any Option will be solely acquired for investment and not with any intention to resell or redistribute those shares, and (ii) such intention will be confirmed by an appropriate certificate at the time the Stock is acquired if requested by the Company. The neglect or failure to execute such a certificate, however, shall not limit or negate the foregoing agreement.

     (c) REGISTRATION STATEMENT. If a Registration Statement covering a shares of Stock issuable upon exercise of Options granted under the Plan is filed under the Securities Act of 1933, as amended, and is declared effective by the U.S.
Securities Exchange Commission, the provisions of Sections 3.14(a) and (b) shall terminate during the period of time that such Registration Statement, as periodically amended, remains effective.

        3.15 TAX WITHHOLDING

     (a) GENERAL. The Company's obligation to deliver Stock upon the exercise of
Options under the Plan shall be subject to the satisfaction of all applicable
United States, Canadian, state, provincial, and local income tax withholding requirements.

     (b) SHARES TO PAY FOR WITHHOLDING. The Plan Administrator may, in its
discretion and in accordance with the provisions of this Section 3.15(b) and such supplemental rules as it may from time to time adopt, provide any or all
Optionholders with the right to use shares of Stock in satisfaction of all or part of the United States, Canadian, state, provincial, and local income tax liabilities ("Taxes") incurred by such Optionholders in connection with the exercise of their Options. Such right may be provided to Optionholders in either or both of the following formats:

     (i) STOCK WITHHOLDING. The Plan Administrator may, in its discretion, provide the Optionholder with the election to have the Company withhold, from the Stock otherwise issuable upon the exercise of an Option, a portion of those shares of Stock with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the applicable Taxes designated by the Optionholder.

     (ii) STOCK DELIVERY. The Plan Administrator may, in its discretion, provide the Optionholder with the election to deliver to the Company, at the time the
Option is exercised, one or more shares of Stock previously acquired by such individual (other than pursuant to the transaction triggering Taxes) with an aggregate fair market value equal to the percentage (not to exceed 100 percent)
of the Taxes incurred in connection with such Option exercise as designated by the Optionholder.

     3.16 GOVERNING LAW. The Plan shall be governed by and all questions thereunder shall be determined in accordance with the laws of the State of
Florida, without regard to its conflicts of laws principles.

                                   ARTICLE IV

                                   DEFINITIONS

     The following capitalized terms used in this Plan shall have the meaning described below:

"AFFILIATES" shall have the meaning set forth in Section 2.1(b) hereof.

"BOARD" shall mean the Board of Directors of the Company.

"CAUSE" shall have the meaning set forth in Section 2.2(i)(i) hereof.

"CHANGE IN CONTROL" shall mean and include the following transactions or situations (i) a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by, or under common control with the Company, acquires ownership of 40 percent or more of the
Company's outstanding common stock pursuant to a tender or exchange offer which the Board of Directors recommends that the Company's stockholders not accept, or
(ii) the change in the composition of the Board occurs such that those individuals who were elected to the Board at the last stockholders' meeting at which there was not a contested election for Board membership subsequently ceased to comprise a majority of the Board by reason of a contested election.

"CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

"COMPANY" shall mean ENVIRONMENTAL STRATEGIES & TECHNOLOGIES INTERNATIONAL,Inc.
a Florida corporation.

"CORPORATE TRANSACTION" shall mean (a) a merger or consolidation in which the
Company is not the surviving entity, except for a transaction the principal purposes of which is to change the state in which the Company is incorporated;
(b) the sale, transfer of or other disposition of, all or substantially all of the assets of the Company and complete liquidation or dissolution of the
Company, or (c) any reverse merger in which the Company is the surviving entity but in which the securities possessing snore than 50 percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

"EFFECTIVE DATE" shall mean the date that the Plan has been approved by the stockholders as set forth in Section 1.3(a) hereof.

"ELIGIBLE PERSONS" shall have the meaning set forth in Section 2.1(a) hereof.

"EMPLOYEE" shall mean any natural person employed by the company and shall include, without limitation, directors, independent consultants or advisors.

"EMPLOYEE COMMITTEE" shall mean that committee appointed by the Board to administer the Plan with respect to the Non-Affiliates and comprised of two or more persons who are members of the Board.

"EXERCISE DATE" shall be the date on which written notice of the exercise of an
Option is delivered to the Company in accordance with the requirements of the
Plan.

"EXERCISE PRICE" shall mean the Exercise Price per share as specified by the
Plan Administrator pursuant to Section 2.2(b) hereof.

"GRANT PROGRAM"
shall mean the program described in this Plan pursuant to which Eligible Persons are granted Options in the discretion of the Plan Administrator.

"INCENTIVE STOCK OPTION" shall mean an Option that is intended to qualify as an
"incentive stock option" under
Code Section 422.

"OPTIONED SHARES" shall have the meaning set forth in Section 2.2(a) hereof.

"OPTIONHOLDER" shall mean an Eligible Person to whom Options have been granted.

"OPTIONS" shall mean options to acquire Stock granted under the Plan.

"PARENT CORPORATION" shall mean any corporation in the unbroken chain of corporations ending with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined total voting power of all classes of the stock in the corporation in the link below.

"PLAN" shall mean this stock option plan for ENVIRONMENTAL STRATEGIES &
TECHNOLOGIES INTERNATIONAL, Inc.

"PLAN ADMINISTRATOR" shall mean (a) either the Board, the Senior Committee, or any other committee, whichever is applicable, with respect to the administration of the Grant Program as it relates to Affiliates, and (b) either the Board, the
Senior Committee, the Employee Committee, or any other committee, whichever is applicable, with respect to the administration of the Grant Program as it relates to Non-Affiliates.

"RULE 16b-3" shall have the meaning set forth in Section 1.1(e) hereof.

"SENIOR COMMITTEE" shall have the meaning set forth in Section 2.1(b) hereof.

"SERVICE" shall have the meaning set forth in Section 2.2(l) hereof.

"STOCK" shall mean shares of the Company's common stock, $.001 par value per share, which may be unissued or treasury shares, as the Board may from time to time determine.

"SUBSIDIARY CORPORATION" shall mean any corporation in the unbroken chain of corporations starting with the employer corporation, where, at each link of the chain, the corporation and the link above owns at least 50 percent of the combined voting power of all classes of stock in the corporation below.

"SUCCESSORS" shall have the meaning set forth in Section 2.21(i)(ii) hereof.

"TAXES" shall have the meaning set forth in Section 3.15(b) hereof.

EXECUTED as of the 30th day of June, 2003.

                     TANGO INCORPORATED

                     By: /s/ Todd A. Violette

                     Its: Officer and Director

ATTESTED BY:

/s/ Sameer Hirji

Its: Chief Executive Officer and Director